                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Codorus Valley Bancorp, Inc. Employee Stock Bonus Plan of our report dated February 5, 2001, with respect to the consolidated financial statements of Codorus Valley Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.


                                        /s/ Ernst & Young LLP


Harrisburg, Pennsylvania
August 22, 2001